Structured  Asset Securities Corporation  Mortgage Pass-Through
Certificates,  Series 2003-36XS
Schedule of Year-To-Date Principal and Interest Distributions to
Certificateholders for 2003
Class       Interest            Principal PaidRealized     Ending Balance
            Distribution                      Losses
A1          202,355.21          10,531,848.65 0.00         88,435,151.35
A2          181,898.40          0.00          0.00         31,912,000.00
A3          176,457.90          0.00          0.00         26,337,000.00
A4          506,997.98          0.00          0.00         61,207,000.00
A5          305,624.50          0.00          0.00         32,171,000.00
AIO         789,833.76          0.00          0.00         94,780,051.00
E           0.00                0.00          0.00         0.00
M1          106,433.74          0.00          0.00         11,243,000.00
M2          46,183.44           0.00          0.00         4,603,000.00
M3          45,053.34           0.00          0.00         4,360,000.00
P           49,734.74           0.00          0.00         100.00
R           0.00                0.00          0.00         0.00
X           625,694.98          0.00          0.00         270,700.15